EXHIBIT 4.1
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                         RUBBERMAID RETIREMENT PLAN
                        (January 1, 1998 Restatement)
































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                              TABLE OF CONTENTS


                                  PREAMBLE


                                  ARTICLE I
                                 DEFINITIONS

          1.1    PLAN DEFINITIONS  . . . . . . . . . . . . . . . . .    1
          1.2    INTERPRETATION  . . . . . . . . . . . . . . . . . .    7
          1.3    SCHEDULES . . . . . . . . . . . . . . . . . . . . .    7

                                 ARTICLE II
                               VESTING SERVICE

          2.1    CREDITING OF HOURS OF SERVICE . . . . . . . . . . .    7
          2.2    HOURS OF SERVICE EQUIVALENCIES  . . . . . . . . . .    9
          2.3    LIMITATIONS ON CREDITING OF HOURS OF SERVICE  . . .    9
          2.4    DEPARTMENT OF LABOR RULES . . . . . . . . . . . . .   10
          2.5    YEARS OF VESTING SERVICE  . . . . . . . . . . . . .   10

                                 ARTICLE III
                                 ELIGIBILITY

          3.1    ELIGIBILITY . . . . . . . . . . . . . . . . . . . .   11
          3.2    TRANSFERS OF EMPLOYMENT . . . . . . . . . . . . . .   11
          3.3    RE-EMPLOYMENT . . . . . . . . . . . . . . . . . . .   11
          3.4    NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES  . .   11
          3.5    EFFECT AND DURATION . . . . . . . . . . . . . . . .   11

                                 ARTICLE IV
                        SALARY DEFERRAL CONTRIBUTIONS

          4.1    SALARY DEFERRAL CONTRIBUTIONS . . . . . . . . . . .   12
          4.2    AMOUNT OF SALARY DEFERRAL CONTRIBUTIONS . . . . . .   12
          4.3    CHANGES IN SALARY DEFERRAL AUTHORIZATION  . . . . .   13
          4.4    SUSPENSION OF SALARY DEFERRAL CONTRIBUTIONS . . . .   13
          4.5    RESUMPTION OF SALARY DEFERRAL CONTRIBUTIONS . . . .   13
          4.6    DELIVERY OF SALARY DEFERRAL CONTRIBUTIONS . . . . .   14
          4.7    VESTING OF SALARY DEFERRAL CONTRIBUTIONS  . . . . .   14

                                  ARTICLE V
                     EMPLOYEE AND ROLLOVER CONTRIBUTIONS

          5.1    DISCONTINUATION OF EMPLOYEE CONTRIBUTIONS . . . . .   14
          5.2    ROLLOVER CONTRIBUTIONS  . . . . . . . . . . . . . .   14
          5.3    VESTING OF EMPLOYEE CONTRIBUTIONS AND ROLLOVER
                 CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .   15



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                                 ARTICLE VI
                       EMPLOYER REGULAR CONTRIBUTIONS

          6.1    CONTRIBUTION PERIOD . . . . . . . . . . . . . . . .   15
          6.2    AMOUNT AND ALLOCATION OF EMPLOYER REGULAR
                 CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .   15
          6.4    VERIFICATION OF AMOUNT OF EMPLOYER REGULAR
                 CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS
                 BY THE SPONSOR  . . . . . . . . . . . . . . . . . .   16
          6.5    PAYMENT OF EMPLOYER REGULAR CONTRIBUTIONS AND
                 EMPLOYER MATCHING CONTRIBUTIONS . . . . . . . . . .   16
          6.6    ELIGIBILITY TO PARTICIPATE IN ALLOCATION  . . . . .   16
          6.7    VESTING OF EMPLOYER REGULAR CONTRIBUTIONS . . . . .   17
          6.8    ELECTION OF FORMER VESTING SCHEDULE . . . . . . . .   18

                                 ARTICLE VII
                        LIMITATIONS ON CONTRIBUTIONS

          7.1    DEFINITIONS . . . . . . . . . . . . . . . . . . . .   19
          7.2    CODE SECTION 402(G) LIMIT . . . . . . . . . . . . .   22
          7.3    DISTRIBUTION OF EXCESS DEFERRALS  . . . . . . . . .   22
          7.4    LIMITATION ON SALARY DEFERRAL CONTRIBUTIONS OF
                 HIGHLY COMPENSATED EMPLOYEES  . . . . . . . . . . .   23
          7.5    DISTRIBUTION OF EXCESS SALARY DEFERRAL
                 CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .   25
          7.9    DETERMINATION OF INCOME OR LOSS . . . . . . . . . .   27
          7.10   CODE SECTION 415 LIMITATIONS ON CREDITING OF
                 CONTRIBUTIONS AND FORFEITURES . . . . . . . . . . .   28
          7.11   COVERAGE UNDER OTHER QUALIFIED DEFINED
                 CONTRIBUTION PLAN . . . . . . . . . . . . . . . . .   29
          7.12   COVERAGE UNDER QUALIFIED DEFINED BENEFIT PLAN . . .   29
          7.13   SCOPE OF LIMITATIONS  . . . . . . . . . . . . . . .   30

                                ARTICLE VIII
                          TRUST FUNDS AND ACCOUNTS

          8.1    GENERAL FUND  . . . . . . . . . . . . . . . . . . .   30
          8.2    INVESTMENT FUNDS  . . . . . . . . . . . . . . . . .   30
          8.3    LOAN INVESTMENT FUND  . . . . . . . . . . . . . . .   31
          8.4    INCOME ON TRUST . . . . . . . . . . . . . . . . . .   31
          8.5    ACCOUNTS  . . . . . . . . . . . . . . . . . . . . .   31
          8.6    SUB-ACCOUNTS  . . . . . . . . . . . . . . . . . . .   31

                                 ARTICLE IX
                   DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

          9.1    FUTURE CONTRIBUTIONS INVESTMENT ELECTIONS . . . . .   32
          9.2    DEPOSIT OF CONTRIBUTIONS  . . . . . . . . . . . . .   32
          9.3    ELECTION TO TRANSFER BETWEEN FUNDS  . . . . . . . .   32



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          9.4    404(C) PLAN . . . . . . . . . . . . . . . . . . . .   32

                                  ARTICLE X
                       CREDITING AND VALUING ACCOUNTS

          10.1   CREDITING ACCOUNTS  . . . . . . . . . . . . . . . .   33
          10.2   VALUING ACCOUNTS  . . . . . . . . . . . . . . . . .   33
          10.3   PLAN VALUATION PROCEDURES . . . . . . . . . . . . .   33
          10.4   FINALITY OF DETERMINATIONS  . . . . . . . . . . . .   34
          10.5   NOTIFICATION  . . . . . . . . . . . . . . . . . . .   34

                                 ARTICLE XI
                                    LOANS

          11.1   APPLICATION FOR LOAN  . . . . . . . . . . . . . . .   34
          11.2   REDUCTION OF ACCOUNT UPON DISTRIBUTION  . . . . . .   35
          11.3   REQUIREMENTS TO PREVENT A TAXABLE DISTRIBUTION  . .   35
          11.4   ADMINISTRATION OF LOAN INVESTMENT FUND  . . . . . .   36
          11.5   DEFAULT . . . . . . . . . . . . . . . . . . . . . .   37
          11.6   LOANS GRANTED PRIOR TO AMENDMENT  . . . . . . . . .   37

                                 ARTICLE XII
                         WITHDRAWALS WHILE EMPLOYED

          12.1   WITHDRAWALS OF EMPLOYEE CONTRIBUTIONS-NON-
                 DEDUCTIBLE  . . . . . . . . . . . . . . . . . . . .   37
          12.3   LIMITATIONS ON WITHDRAWALS  . . . . . . . . . . . .   38
          12.4   ORDER OF WITHDRAWAL FROM A PARTICIPANT'S SUB-
                 ACCOUNTS  . . . . . . . . . . . . . . . . . . . . .   38

                                ARTICLE XIII
                       TREATMENT OF NON-VESTED AMOUNTS
                         FOLLOWING TERMINATION DATE

          13.1   NOTICE OF TERMINATION DATE  . . . . . . . . . . . .   38
          13.2   SEPARATE ACCOUNTING FOR NON-VESTED AMOUNTS  . . . .   38
          13.3   DISPOSITION OF NON-VESTED AMOUNTS . . . . . . . . .   39
          13.4   RECREDITING OF FORFEITED AMOUNTS  . . . . . . . . .   39

                                 ARTICLE XIV
                                DISTRIBUTIONS

          14.1   DISTRIBUTIONS TO PARTICIPANTS . . . . . . . . . . .   40
          14.2   DISTRIBUTIONS TO BENEFICIARIES  . . . . . . . . . .   40
          14.3   CASH OUTS AND PARTICIPANT CONSENT . . . . . . . . .   41
          14.4   REQUIRED COMMENCEMENT OF DISTRIBUTION . . . . . . .   42
          14.5   RE-EMPLOYMENT OF A PARTICIPANT  . . . . . . . . . .   42
          14.6   RESTRICTIONS ON ALIENATION  . . . . . . . . . . . .   43
          14.7   FACILITY OF PAYMENT . . . . . . . . . . . . . . . .   43



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          14.8   INABILITY TO LOCATE PAYEE . . . . . . . . . . . . .   43
          14.9   DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC
                 RELATIONS ORDERS  . . . . . . . . . . . . . . . . .   44

                                 ARTICLE XV
                               FORM OF PAYMENT

          15.1   APPLICABILITY . . . . . . . . . . . . . . . . . . .   44
          15.2   NORMAL FORM OF PAYMENT  . . . . . . . . . . . . . .   44
          15.3   OPTIONAL FORM OF PAYMENT  . . . . . . . . . . . . .   44
          15.4   CHANGE OF OPTION ELECTION . . . . . . . . . . . . .   45
          15.5   Direct Rollover . . . . . . . . . . . . . . . . . .   45
          15.6   NOTICE REGARDING FORMS OF PAYMENT . . . . . . . . .   46
          15.7   RE-EMPLOYMENT . . . . . . . . . . . . . . . . . . .   46
          15.8   SECTION 242(b)(2) ELECTIONS . . . . . . . . . . . .   46

                                 ARTICLE XVI
                                BENEFICIARIES

          16.1   APPLICABILITY . . . . . . . . . . . . . . . . . . .   48
          16.2   DESIGNATION OF BENEFICIARY  . . . . . . . . . . . .   48
          16.3   SPOUSAL CONSENT REQUIREMENTS  . . . . . . . . . . .   48

                                ARTICLE XVII
                               ADMINISTRATION

          17.1   AUTHORITY OF THE SPONSOR  . . . . . . . . . . . . .   49
          17.2   ACTION OF THE SPONSOR . . . . . . . . . . . . . . .   49
          17.3   CLAIMS REVIEW PROCEDURE . . . . . . . . . . . . . .   50
          17.4   QUALIFIED DOMESTIC RELATIONS ORDERS . . . . . . . .   51
          17.5   INDEMNIFICATION . . . . . . . . . . . . . . . . . .   51
          17.6   ACTIONS BINDING . . . . . . . . . . . . . . . . . .   51

                                ARTICLE XVIII
                          AMENDMENT AND TERMINATION

          18.1   AMENDMENT . . . . . . . . . . . . . . . . . . . . .   52
          18.2   LIMITATION ON AMENDMENT . . . . . . . . . . . . . .   52
          18.3   TERMINATION . . . . . . . . . . . . . . . . . . . .   52
          18.4   REORGANIZATION  . . . . . . . . . . . . . . . . . .   54
          18.5   WITHDRAWAL OF AN EMPLOYER . . . . . . . . . . . . .   54

                                 ARTICLE XIX
                         ADOPTION BY OTHER ENTITIES

          19.1   ADOPTION BY RELATED COMPANIES . . . . . . . . . . .   55
          19.2   EXTENSION OF COVERAGE . . . . . . . . . . . . . . .   55
          19.3   EFFECTIVE PLAN PROVISIONS . . . . . . . . . . . . .   55




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                                 ARTICLE XX
                          MISCELLANEOUS PROVISIONS

          20.1   NO COMMITMENT AS TO EMPLOYMENT  . . . . . . . . . .   56
          20.2   BENEFITS  . . . . . . . . . . . . . . . . . . . . .   56
          20.3   NO GUARANTEES . . . . . . . . . . . . . . . . . . .   56
          20.4   EXPENSES  . . . . . . . . . . . . . . . . . . . . .   56
          20.5   PRECEDENT . . . . . . . . . . . . . . . . . . . . .   56
          20.6   DUTY TO FURNISH INFORMATION . . . . . . . . . . . .   56
          20.7   WITHHOLDING . . . . . . . . . . . . . . . . . . . .   57
          20.8   MERGER, CONSOLIDATION, OR TRANSFER OF PLAN
                 ASSETS  . . . . . . . . . . . . . . . . . . . . . .   57
          20.9   BACK PAY AWARDS . . . . . . . . . . . . . . . . . .   57
          20.10  MILITARY LEAVE  . . . . . . . . . . . . . . . . . .   58
          20.11  CONDITION ON EMPLOYER REGULAR CONTRIBUTIONS . . . .   58
          20.12  RETURN OF CONTRIBUTIONS TO AN EMPLOYER  . . . . . .   58
          20.13  VALIDITY OF PLAN  . . . . . . . . . . . . . . . . .   58
          20.14  TRUST AGREEMENT . . . . . . . . . . . . . . . . . .   58
          20.15  PARTIES BOUND . . . . . . . . . . . . . . . . . . .   59
          20.16  APPLICATION OF CERTAIN PLAN PROVISIONS  . . . . . .   59
          20.17  LEASED EMPLOYEES  . . . . . . . . . . . . . . . . .   59
          20.18  TRANSFERRED FUNDS . . . . . . . . . . . . . . . . .   60

                                 ARTICLE XXI
                            TOP-HEAVY PROVISIONS

          21.1   DEFINITIONS . . . . . . . . . . . . . . . . . . . .   60
          21.2   APPLICABILITY . . . . . . . . . . . . . . . . . . .   62
          21.3   MINIMUM EMPLOYER REGULAR CONTRIBUTION . . . . . . .   63
          21.4   ADJUSTMENTS TO SECTION 415 LIMITATIONS  . . . . . .   63
          21.5   ACCELERATED VESTING . . . . . . . . . . . . . . . .   64

                                ARTICLE XXII
                               EFFECTIVE DATE

          22.1   EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT . . . .   64

                                 ADDENDUM A














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                                  PREAMBLE


   The Rubbermaid Retirement Plan (the "Plan"), originally effective as of September 30, 1944, is hereby amended and restated in its entirety. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Section 401(a) of the Code, and includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

   Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall not be less than his vested interest in his account on the day immediately preceding the effective date.


                                  ARTICLE I
                                 DEFINITIONS


   1.1    PLAN DEFINITIONS

   As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

   An "Account" means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

   The "Administrator" means the Sponsor unless the Sponsor designates another person or persons to act as such. Beginning August 1, 1995, the Sponsor designates the Benefit Plans Committee as Administrator.

   The "Beneficiary" of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

   A "Break in Service" means any Plan Year during which the person completes less than 501 Hours of Service.

   The "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.




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   The "Compensation" of a Participant for purposes of (i) determining the amount and allocation of Employer Regular Contributions for any period and (ii) for purposes of determining the amount of a Participant's Salary Deferral Contributions and the amount and allocation of Employer Matching Contributions, for any period beginning on or after April 1, 1998, means: regular or basic salary and wages, overtime pay and other earnings that are paid as a substitute for base pay or a modification to base pay as determined by the Administrator including, but not limited to, double-time, shift premium, shift premium overtime, shift premium double-time, vacation pay, holiday pay, supervisor overtime, jury duty pay, funeral pay, meeting pay, retroactive pay and incentive pay paid to the Participant by his Employer for employment as an Eligible Employee during such period, as determined prior to any exclusions for Salary Deferral Contributions hereunder or contributions to a plan specified under
   Section 125 of the Code.

   The "Compensation" of a Participant for any period prior to April 1, 1998, for purposes of determining the amount of a Participant's Salary Deferral Contributions means regular or basic salary and wages paid to the Participant by his Employer for employment as an Employee during such period, as determined prior to any exclusions for Salary Deferral Contributions hereunder or contributions to a plan specified under
   Section 125 of the Code.

   For purposes of determining the amount and allocation of Employer Regular Contributions, except as otherwise determined by the Administrator to prevent duplication of benefits under the Plan and any other plan maintained by an Employer or a Related Company, if an employee transfers directly either (i) from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee or (ii) from employment with one Employer as an Employee to employment with another Employer as an Employee, amounts paid to such Employee by the Related Company or Employer for the Contribution Period prior to the transfer shall be treated as having been paid by the Employer by which he is employed on the last day of the Contribution Period for employment as an Employee.

   In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $160,000 (subject to adjustment annually as provided in Section 401(a)(17)(B) and
   Section 415(d) of the Code). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than



                                      2
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   one full Plan Year if the formula for allocations is based on
   Compensation for a period of at least 12 months.

   A "Contribution Period" means the period specified in Article VI for which Employer Regular Contributions shall be made.

   "Disabled" or "Disability" means a physical or mental condition arising after an Employee has become an Eligible Employee which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit for his Employer or a Related Company, except for purposes of rehabilitation not incompatible with a finding of total and permanent disability. The Administrator shall determine Disability hereunder on the basis of the certificate of a physician acceptable to it and evidence that the Employee is eligible for either (1) waiver of the premium under any long term group life insurance plan sponsored by his Employer, but administered by a third party or (2) disability benefits under the terms of the Social Security Act.

   An "Eligible Employee" means any Employee who has met the eligibility requirements of Article III to have Salary Deferral Contributions made to the Plan on his behalf.

   An "Employee" means any employee of an Employer at a plant, division, or other business operation to which coverage has been extended, as described in Schedule I, other than an employee who is covered by a collective bargaining agreement or is a non-resident alien.

   An "Employee Contribution" means any after-tax employee contribution made by a Participant prior to January 1, 1987, including both
   Employee Contributions-Deductible and Employee Contributions-Non-
   Deductible.

   An "Employee Contribution-Deductible" means any after-tax employee contribution made by a Participant prior to January 1, 1987, for which a deduction was allowable under Section 219(a) of the Code for the taxable year in which the contribution was made.

   An "Employee Contribution-Non-Deductible" means any after-tax employee contribution made by a Participant other than an Employee
   Contribution-Deductible.

   An "Employer" means the Sponsor and any entity which has adopted the Plan as provided in Article XIX, as described in Schedule I.

   An "Employer Matching Contribution" means any contributions made to the Plan on or after April 1, 1998, on account of a Participant's Salary Deferral Contributions as provided in Article VI.




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   An "Employer Regular Contribution" means the amount, if any, that an
   Employer contributes to the Plan as provided in Article VI and Article
   XXI.

   An "Enrollment Date" means each January 1.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

   The "General Fund" means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

   A "Highly Compensated Employee" means an Employee or former Employee who is a highly compensated active employee or a highly compensated former employee as defined hereunder.

   A "highly compensated active employee" includes any Employee who performs services for an Employer during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the look back year or (ii) received compensation from an Employer during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code) and was in the top paid group of employees for the look back year. An Employee is in the top paid group of employees if he is in the top 20 percent of the employees of his Employer and all Related Companies when ranked on the basis of compensation paid during the look back year.

   A "highly compensated former employee" includes any Employee who (1) separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the Plan Year, (2) performed no services for an Employer during the Plan Year, and (3) for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, was a highly compensated active employee, as determined under the rules in effect under Section 414(q) of the Code for such year.

   The determination of who is a Highly Compensated Employee hereunder, including, if applicable, determinations as to the number and identity of employees in the top paid group, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder.



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   For purposes of this definition, the following terms have the following meanings:

   (a)    An employee's "compensation" means compensation as defined in
          Section 415(c)(3) of the Code and regulations issued thereunder.

   (b) The "look back year" means the 12-month period immediately preceding the Plan Year.

   An "Hour of Service" with respect to a person means each hour, if any, that is credited to him in accordance with the provisions of
   Article II.

   An "Investment Fund" means any separate investment Trust Fund maintained by the Trustee as provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

   "Military Leave" means an employee's absence from work because of service with the armed forces of the United States provided he is eligible for re-employment rights under the Uniformed Services Employment and Re-employment Rights Act of 1994, and returns to work with an Employer or a Related Company within the period during which he retains such re-employment rights.

   The "Normal Retirement Date" of an employee means the date he attains age 65.

   A "Participant" means any person who has an Account in the Trust.

   The "Plan" means the Rubbermaid Retirement Plan, as from time to time in effect.

   A "Plan Year" means the 12-consecutive-month period ending each December 31.

   A "Predecessor Employer" means any organization, the stock or assets of which were acquired by an Employer or a Related Company; provided, however, that an organization shall be treated as a Predecessor Employer with respect only to those employees who were employed by the Predecessor Employer as of the date of acquisition.

   A "Related Company" means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Section 414 of the Code.




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

   A "Rollover Contribution" means any rollover contribution to the Plan made by a Participant as provided in Article V.

   A "Salary Deferral Contribution" means the amount contributed to the Plan on a Participant's behalf by his Employer in accordance with his salary deferral authorization executed pursuant to Article IV.

   The "Sponsor" means Rubbermaid Incorporated, and any successor thereto.

   A "Sub-Account" means any of the individual sub-accounts of a Participant's Account that is maintained as provided in Article VIII.

   The "Termination Date" of a Participant means the date on which a Participant terminates employment with an Employer and all Related Companies because of death, Disability, retirement, or other termination of employment

   The "Trust" means the trust maintained by the Trustee under the Trust Agreement.

   The "Trust Agreement" means the agreement entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto.

   The "Trustee" means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in Section 405(c)(3) of ERISA, and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

   A "Trust Fund" means any fund maintained under the Trust by the Trustee.

   A "Valuation Date" means the date or dates designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Account and Sub-Account shall be adjusted no less often than once annually.

   The "Vesting Service" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Regular Contributions Sub-Account.

   1.2    INTERPRETATION

   Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

   1.3    SCHEDULES

   The provisions of the Plan may be expanded, modified, or supplemented by schedules to the Plan. Any such schedule shall form a part of the Plan as of the effective date of the schedule.


                                 ARTICLE II
                               VESTING SERVICE


   2.1    CREDITING OF HOURS OF SERVICE

   A person shall be credited with an Hour of Service for:

   (a) each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or a Related Company during the applicable computation period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours;

   (b) subject to the provisions of Section 2.3, each hour for which he is paid, or entitled to payment, by an Employer or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence approved by the Administrator;

   (c) each hour for which he is not paid or entitled to payment, but for which he would have been scheduled to work for an Employer or a Related Company during the period of time that he is absent from work while on leave of absence approved by the Administrator;

   (d) each hour for which he is not paid or entitled to payment, but for which he would have been scheduled to work for an Employer or a Related Company during the period of time that he is absent from work while on Military Leave;

   (e) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) or (d) of this Section, as the case may be, and under this paragraph (e); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth in Section 2.3; and

   (f) unless otherwise provided in Schedule I, each hour described above that would have been credited to the employee for employment with a Predecessor Employer if such Predecessor Employer had been an Employer.

   Notwithstanding the foregoing and solely for purposes of determining whether a person who is on a maternity/paternity absence beginning on or after the first day of the first Plan Year that commences on or after January 1, 1985, has incurred a Break in Service, Hours of Service shall include those hours with which such person would otherwise have been credited but for such maternity/paternity absence, or shall include eight Hours of Service for each day of maternity/paternity absence if the actual hours to be credited cannot be determined; except that not more than 501 hours are to be credited by reason of any maternity/paternity absence. Any hours included as Hours of Service pursuant to the immediately preceding sentence shall be credited to the Plan Year in which the absence from employment begins, if such person otherwise would incur a Break in Service in such Plan Year, or, in any other case, to the immediately following Plan Year.

   For purposes of this Section, a "maternity/paternity absence" means a person's absence from employment with an Employer or a Related Company because of the person's pregnancy, the birth of the person's child, the placement of a child with the person in connection with the person's adoption of the child, or the caring for the person's child immediately following the child's birth or adoption. A person's absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

   2.2    HOURS OF SERVICE EQUIVALENCIES

   Notwithstanding any other provision of the Plan to the contrary, an Employer may elect to credit Hours of Service to its employees in accordance with one of the following equivalencies, and if an Employer does not maintain records that accurately reflect actual hours of service, such Employer shall credit Hours of Service to its employees in accordance with one of the following equivalencies:

   (a) If the Employer maintains its records on the basis of days worked, an employee shall be credited with 10 Hours of Service for each day on which he is required to be credited with an Hour of Service.

   (b) If the Employer maintains its records on the basis of weeks worked, an employee shall be credited with 45 Hours of Service for each week in which he is required to be credited with an Hour of Service.

   (c) If the Employer maintains its records on the basis of semi-monthly payroll periods, an employee shall be credited with 95 Hours of Service for each semi-monthly payroll period in which he is required to be credited with an Hour of Service.

   (d) If the Employer maintains its records on the basis of bi-weekly payroll periods, an employee shall be credited with 90 Hours of Service for each bi-weekly payroll period in which he is required to be credited with an Hour of Service.

   (e) If the Employer maintains its records on the basis of months worked, an employee shall be credited with 190 Hours of Service for each month in which he is required to be credited with an Hour of Service.

   2.3    LIMITATIONS ON CREDITING OF HOURS OF SERVICE

   In the application of the provisions of paragraph (b) of Section 2.2, the following shall apply:

   (a) An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

   (b) Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically-related expenses incurred by him.

   (c) A payment shall be deemed to be made by or due from an Employer or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

   2.4    DEPARTMENT OF LABOR RULES

   The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to computation periods, are hereby incorporated into the Plan by reference.

   2.5    YEARS OF VESTING SERVICE

   Years of Vesting Service shall be determined in accordance with the following provisions:

   (a) An employee shall be credited with a year of Vesting Service for each Plan Year during which he completes at least 1,000 Hours of Service.

   (b) Notwithstanding the provisions of paragraph (a), service completed by an employee prior to a Termination Date shall not be included in determining the employee's years of Vesting Service unless either (1) the employee had a nonforfeitable right to any portion of his Account, excluding that portion of his Account that is attributable to Employee or Rollover Contributions, before such Termination Date, or (2) the number of his consecutive Breaks in Service after such Termination Date is less than the greater of five or the aggregate number of his years of Vesting Service before such Termination Date.

                                 ARTICLE III
                                 ELIGIBILITY


   3.1    ELIGIBILITY

   Each Employee who was an Eligible Employee immediately prior to the effective date of this amendment and restatement shall continue to be an Eligible Employee. Each other Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he becomes an Employee.

   3.2    TRANSFERS OF EMPLOYMENT

   If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the later of the date he is so transferred or the date he would have become an Eligible Employee if he had been an Employee for his entire period of employment with the Employer or Related Company.

   3.3    RE-EMPLOYMENT

   If a person who terminated employment with all Employers and Related Companies is re-employed as an Employee prior to incurring a Break in Service, he shall become an Eligible Employee as of the later of the date he is re-employed or the date he would have become an Eligible Employee if he had continued in employment. If a person who terminated employment with all Employers and Related Companies is re-employed as an Employee after incurring a Break in Service, he shall become an Eligible Employee as of the Enrollment Date coinciding with or next following his re-employment date.

   3.4    NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES

   Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

   3.5    EFFECT AND DURATION

   Upon becoming an Eligible Employee, an Employee shall be entitled to elect to have Salary Deferral Contributions made to the Plan on his behalf and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to have Salary Deferral Contributions made to the Plan on his behalf only so long as he continues in employment as an Employee.

                                 ARTICLE IV
                        SALARY DEFERRAL CONTRIBUTIONS


   4.1    SALARY DEFERRAL CONTRIBUTIONS

   Effective as of the date he becomes an Eligible Employee and any subsequent date, each Eligible Employee may elect in accordance with rules prescribed by the Administrator to have Salary Deferral Contributions made to the Plan on his behalf by his Employer as hereinafter provided; provided, however, that notwithstanding any other provision of the Plan to the contrary, no Highly Compensated Employee shall be considered an Eligible Employee for purposes of eligibility to make Salary Deferral Contributions during pay dates that occur in the months of February and March, 1998. An Eligible Employee's election shall include his authorization for his Employer to reduce his Compensation and/or eligible bonus and to make Salary Deferral Contributions on his behalf. Salary Deferral Contributions on behalf of an Eligible Employee shall commence as soon as reasonably practicable after the date on which his election is received by the Administrator. Notwithstanding any other provision of the Plan to the contrary, if a person is no longer an Eligible Employee on the date an eligible bonus would otherwise be paid, no Salary Deferral Contribution with respect to such eligible bonus shall be made on his behalf, and the person shall receive payment of his full eligible bonus, if any. For purposes hereof, a "bonus" is the amount paid to an Eligible Employee (or that would be paid to him except for his election to have Salary Deferral Contributions made on his behalf) that is designated as such by his Employer and an "eligible bonus" is any bonus that the Employer designates as eligible for deferral hereunder; provided, however, that such designation shall be made on a uniform and non-discriminatory basis.

   4.2    AMOUNT OF SALARY DEFERRAL CONTRIBUTIONS

   The amount of Salary Deferral Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be the sum of the following:

   (a) an integral percentage of the Eligible Employee's Compensation of not less than one percent nor more than the percentage designated by the Administrator for the Plan Year; and

   (b) an integral percentage of the Eligible Employee's eligible bonus of not less than one percent nor more than 100 percent.

   In the event an Eligible Employee elects to have his Employer make Salary Deferral Contributions on his behalf, his Compensation and/or eligible bonus shall be reduced for each payment period by the percentage he elects to have contributed on his behalf to the Plan in accordance with his currently effective salary deferral authorizations.

   4.3    CHANGES IN SALARY DEFERRAL AUTHORIZATION

   An Eligible Employee may change the percentage or the amount of his future Compensation and/or eligible bonus that his Employer contributes on his behalf as Salary Deferral Contributions at such time or times during the Plan Year as the Administrator may prescribe, by filing an amended salary deferral authorization with his Employer such number of days prior to the date such change is to become effective as the Administrator shall prescribe. An Eligible Employee who changes his salary deferral authorization shall be limited to selecting a percentage otherwise permitted under Section 4.2. Salary Deferral Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his amended salary deferral authorization filed in accordance with this Section commencing as soon as administratively feasible with respect to Compensation and/or eligible bonuses paid to the Eligible Employee on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

   4.4    SUSPENSION OF SALARY DEFERRAL CONTRIBUTIONS

   An Eligible Employee on whose behalf Salary Deferral Contributions are being made may have such contributions suspended at any time by giving such number of days advance notice to his Employer as the Administrator shall prescribe. Any such voluntary suspension shall take effect commencing as soon as administratively feasible with respect to Compensation and on or after the expiration of the required notice period with respect to eligible bonuses and shall remain in effect until Salary Deferral Contributions are resumed as hereinafter set forth.

   4.5    RESUMPTION OF SALARY DEFERRAL CONTRIBUTIONS

   An Eligible Employee who has voluntarily suspended his Salary Deferral Contributions in accordance with Section 4.4 may have such contributions resumed at such time or times during the Plan Year as the Administrator may prescribe, by filing a new salary deferral authorization with his Employer such number of days prior to the date as of which such contributions are to be resumed as the Administrator shall prescribe.

   4.6    DELIVERY OF SALARY DEFERRAL CONTRIBUTIONS

   As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Salary Deferral Contributions attributable to such amounts.

   4.7    VESTING OF SALARY DEFERRAL CONTRIBUTIONS

   A Participant's vested interest in his Salary Deferral Contributions Sub-Account shall be at all times 100 percent.


                                  ARTICLE V
                     EMPLOYEE AND ROLLOVER CONTRIBUTIONS


   5.1    DISCONTINUATION OF EMPLOYEE CONTRIBUTIONS

   Employee Contributions to the Plan were discontinued effective January
   1, 1987.

   5.2    ROLLOVER CONTRIBUTIONS

   Effective April 1, 1998, an Employee who was a participant in a plan qualified under Section 401 of the Code, regardless of the company maintaining such plan, and who receives a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Section 402(c),
   Section 403(a)(4), or Section 408(d)(3)(A) of the Code to roll over such distribution to another qualified retirement plan. The Administrator may require an Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator. If the Employee does not already have an investment election on file with the Administrator, the Employee shall also deliver to the Administrator his election as to the investment of his contributions in accordance with Article IX.

   5.3    VESTING OF EMPLOYEE CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

   A Participant's vested interest in his Employee Contributions
   Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.


                                 ARTICLE VI
                       EMPLOYER REGULAR CONTRIBUTIONS


   6.1    CONTRIBUTION PERIOD

   The Contribution Period for Employer Regular Contributions under the Plan shall be each Plan Year. The Contribution Period for Employer Matching Contributions under the Plan shall be each payroll period.

   6.2    AMOUNT AND ALLOCATION OF EMPLOYER REGULAR CONTRIBUTIONS

   An Employer Regular Contribution shall be made to the Plan for each Contribution Period and shall be allocated to the Account of each Employee who is eligible to participate in the allocation of Employer Regular Contributions for the Contribution Period, as determined under this Article, in an amount equal to 6 percent of the Compensation paid to each such Employee during the Contribution Period. In addition, the Sponsor may, in its discretion, based on the Economic Value Added of the Sponsor and Related Companies for the Contribution Period, determine that a further Employer Regular Contribution be made to the Plan for the Contribution Period and allocated to the Account of each Employee who is eligible to participate in the allocation of Employer Regular Contributions for the Contribution Period, in an amount up to 3 percent of the Compensation paid each such Employee during the Contribution Period.

   6.3    AMOUNT AND ALLOCATION OF EMPLOYER MATCHING CONTRIBUTIONS

   Each Employer shall make an Employer Matching Contribution to the Plan for each Contribution Period within the "catch-up period" in an amount equal to 100 percent of the "eligible Salary Deferral Contributions" for such Contribution Period made on behalf of its Employees during such Contribution Period who are eligible to participate in the allocation of Employer Matching Contributions for such Contribution Period, as determined under this Article. For purposes of this paragraph, "catch-up period" means the period beginning on the first pay date after April 1, 1998 and ending on (a) for individuals paid on a bi-weekly basis, the 7th pay date thereafter and (b) for individuals paid on a weekly basis, the 14th pay date thereafter.

   Effective for Contribution Periods beginning after the catch-up period, each Employer shall make an Employer Matching Contribution to the Plan for each Contribution Period in an amount equal to 50 percent of the "eligible Salary Deferral Contributions" for the Contribution Period made on behalf of its Employees during the Contribution Period who are eligible to participate in the allocation of Employer Matching Contributions for the Contribution Period, as determined under this Article.

   For purposes of this Section 6.3, "eligible Salary Deferral Contributions" with respect to an Employee mean the Salary Deferral Contributions made on his behalf for the Contribution Period, excluding any Salary Deferral Contributions made pursuant to Section 4.2(b), in an amount up to, but not exceeding, the "match level". For purposes of this Article, the "match level" means 6 percent of an Employee's Compensation for the Contribution Period.

   6.4 VERIFICATION OF AMOUNT OF EMPLOYER REGULAR CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS BY THE SPONSOR

   The Sponsor shall verify the amount of Employer Regular Contributions and Employer Matching Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the amount and allocation of Employer Regular Contributions and Employer Matching Contributions with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee during a Contribution Period shall be determined as if the Employee had been employed for the entire Contribution Period by the Employer that is his Employer on the last day of the Contribution Period.

   6.5 PAYMENT OF EMPLOYER REGULAR CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS

   Employer Regular Contributions and Employer Matching Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

   6.6    ELIGIBILITY TO PARTICIPATE IN ALLOCATION

   Each Employee shall be eligible to participate in the allocation of Employer Regular Contributions and Employer Matching Contributions beginning on the date he becomes, or again becomes, an Eligible Employee in accordance with the provisions of Article III. Notwithstanding the foregoing, no person shall be eligible to participate in the allocation of Employer Regular Contributions for a

   Contribution Period unless (i) he is employed by an Employer as an Employee on the last day of the Contribution Period and (ii) he has completed at least 1,000 Hours of Service during the Contribution Period; provided, however, that the following special rules shall apply:

   (a) the foregoing provisions shall not apply to a person who terminates employment during the Contribution Period because of death or Disability and who receives Compensation for the Contribution Period prior to such termination of employment;

   (b) if an Employee is absent from work during a Contribution Period because of an approved leave of absence, he shall not be eligible to participate in the allocation of Employer Regular Contributions for the Contribution Period unless he received Compensation for the Contribution Period; and

   (c) if an Employee is on Military Leave during a Contribution Period, he shall be eligible to participate in the allocation of Employer Regular Contributions for the Contribution Period only as provided in Section 20.10 of the Plan.

   Notwithstanding any other provision of the Plan to the contrary, if the Plan would not otherwise meet the minimum coverage requirements of
   Section 410(b) of the Code in any Plan Year, the group of Employees eligible to participate in the allocation of Employer Regular Contributions shall be expanded to include the minimum number of Employees who would be eligible to participate except for their failure to complete the required number of Hours of Service during the Plan Year that is necessary to meet the minimum coverage requirements. The Employees who become eligible to participate under the provisions of the immediately preceding sentence shall be those Employees who have completed the greatest number of Hours of Service during the Plan Year. If the Plan still would not meet the minimum coverage requirements of Section 410(b) of the Code, the group of Employees shall be expanded further to include the minimum number of Employees who are not employed by an Employer or a Related Company on the last day of the Contribution Period that is necessary to meet the minimum coverage requirements. The Employees who become eligible to participate under the provisions of the immediately preceding sentence shall be those Employees who have completed the greatest number of Hours of Service during the Contribution Period.

   6.7 VESTING OF EMPLOYER REGULAR CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS

   A Participant's vested interest in his Employer Matching Contributions Sub-Account shall be at all times 100 percent. A Participant's vested interest in his Employer Regular Contributions Sub-Account shall be determined in accordance with the following schedule:

        Years of Vesting Service           Vested Interest
        ------------------------           ---------------

           Less than 3                         0%
           3 but less than 4                  20%
           4 but less than 5                  40%
           5 but less than 6                  60%
           6 but less than 7                  80%
           7 or more                         100%

   Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his Employer Regular Contributions Sub-Account shall be 100 percent.

   6.8    ELECTION OF FORMER VESTING SCHEDULE

   If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Employer Regular Contributions and Employer Matching Contributions Sub-Accounts, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Regular Contributions and Employer Matching Contributions Sub-Accounts continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Regular Contributions and Employer Matching Contributions Sub-Accounts under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.
   Notwithstanding the foregoing, a Participant's vested interest in his Employer Regular Contributions and Employer Matching Contributions Sub-Accounts on the effective date of such an amendment shall not be less than his vested interest in his Employer Regular Contributions and Employer Matching Contributions Sub-Accounts immediately prior to the effective date of the amendment.

                                ARTICLE VII
                        LIMITATIONS ON CONTRIBUTIONS


   7.1    DEFINITIONS

   For purposes of this Article, the following terms have the following meanings:

   (a) The "actual deferral percentage" with respect to an Eligible Employee for a particular Plan Year means the ratio of the Salary Deferral Contributions made on his behalf for the Plan Year to his test compensation for the Plan Year; provided, however, that contributions made on a Participant's behalf for a Plan Year shall be included in determining his actual deferral percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the actual deferral percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

   (b) The "aggregate limit" means the sum of (i) 125 percent of the greater of the average contribution percentage for eligible participants other than Highly Compensated Employees or the average actual deferral percentage for Eligible Employees other than Highly Compensated Employees and (ii) the lesser of 200 percent or two plus the lesser of such average contribution percentage or average actual deferral percentage, or, if it would result in a larger aggregate limit, the sum of (iii) 125 percent of the lesser of the average contribution percentage for eligible participants other than Highly Compensated Employees or the average actual deferral percentage for Eligible Employees other than Highly Compensated Employees and
          (iv) the lesser of 200 percent or two plus the greater of such average contribution percentage or average actual deferral percentage.

   (c) The "annual addition" with respect to a Participant for a limitation year means the sum of the Salary Deferral Contributions, Employer Matching Contributions and Employer Regular Contributions allocated to his Account for the limitation year (including any excess contributions that are distributed pursuant to this Article), the employer contributions, employee contributions, and forfeitures allocated to his accounts for the limitation year under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Sections 415(l)(2) and 419A(d)(2) of the Code allocated to his account for the limitation year.

   (d) The "Code Section 402(g) limit" means the dollar limit imposed by Section 402(g)(1) of the Code or established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code in effect on January 1 of the calendar year in which an Eligible Employee's taxable year begins.

   (e) The "contribution percentage" with respect to an eligible participant for a particular Plan Year means the ratio of the matching contributions made to the Plan on his behalf for the Plan Year to his test compensation for such Plan Year, except that, to the extent permitted by regulations issued under
          Section 401(m) of the Code, the Sponsor may elect to take into account in computing the numerator of each eligible participant's contribution percentage the Salary Deferral Contributions made to the Plan on his behalf for the Plan Year; provided, however, that any Salary Deferral Contributions that were taken into account in computing the numerator of an eligible participant's actual deferral percentage may not be taken into account in computing the numerator of his contribution percentage; and provided, further, that contributions made by or on a Participant's behalf for a Plan Year shall be included in determining his contribution percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the contribution percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

   (f) An "elective contribution" means any employer contribution made to a plan maintained by an Employer or any Related Company on behalf of a Participant in lieu of cash compensation pursuant to his election to defer under any qualified CODA as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, or any plan as described in
          Section 501(c)(18) of the Code, and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

   (g) An "eligible participant" means any Employee who is eligible to have Salary Deferral Contributions made on his behalf (if

          Salary Deferral Contributions are taken into account in computing contribution percentages), or to participate in the allocation of matching contributions.

   (h) An "excess deferral" with respect to a Participant means that portion of a Participant's Salary Deferral Contributions that when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, would exceed the Code Section 402(g) limit and is includable in the Participant's gross income under Section 402(g) of the Code.

   (i)    A "limitation year" means the Plan Year.

   (j) A "matching contribution" means any employer contribution allocated to an Eligible Employee's account under the Plan or any other plan of an Employer or a Related Company solely on account of elective contributions made on his behalf or employee contributions made by him.

   (k) The "test compensation" of an Eligible Employee for a Plan Year means compensation as defined in Section 414(s) of the Code and regulations issued thereunder, limited, however, to $160,000 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code). If the test compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

   (l) The "testing year" means the Plan Year immediately preceding the Plan Year for which the limitations on actual deferral percentages and contribution percentages of Highly Compensated Employees are being determined. Notwithstanding the foregoing, for Plan Year(s) ending in 1997 and 1998, the limitations on actual deferral percentages and contribution percentages of Highly Compensated Employees were determined using the Plan Year for which the limitations were being determined as the testing year.

   7.2    CODE SECTION 402(G) LIMIT

   In no event shall the amount of the Salary Deferral Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the Code Section 402(g) limit.
   In the event that the Administrator determines that the deferral percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the salary deferral authorization of such Eligible Employee by reducing the percentage of his Salary Deferral Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Salary Deferral Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Salary Deferral Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

   If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Salary Deferral Contributions that, when aggregated with elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Salary Deferral Contributions that are distributed to an Eligible Employee in accordance with this Section shall NOT be taken into account in computing the Eligible Employee's actual deferral percentage for the Plan Year in which the Salary Deferral Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

   7.3    DISTRIBUTION OF EXCESS DEFERRALS

   Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant's taxable year that excess deferrals have been made on his behalf under the Plan for such taxable year, the excess deferrals, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Salary Deferral Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in computing the Participant's actual deferral percentage for the Plan Year in which the Salary Deferral Contributions were made.

   7.4    LIMITATION ON SALARY DEFERRAL CONTRIBUTIONS OF HIGHLY
          COMPENSATED EMPLOYEES

   Notwithstanding any other provision of the Plan to the contrary, the Salary Deferral Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average actual deferral percentage for such Eligible Employees that exceeds the greater of:

   (a) a percentage that is equal to 125 percent of the average actual deferral percentage for all other Eligible Employees for the testing year; or

   (b) a percentage that is not more than 200 percent of the average actual deferral percentage for all other Eligible Employees for the testing year and that is not more than two percentage points higher than the average actual deferral percentage for all other Eligible Employees for the testing year.

   In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Salary Deferral Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected actual deferral percentages of Highly Compensated Employees by reducing their percentage elections with respect to Salary Deferral Contributions for any remaining portion of a Plan Year to such smaller percentages that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new Salary Deferral Contribution election to be effective the first day of the next following Plan Year.

   In determining the actual deferral percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions made to his accounts under any other plan of an Employer or a Related Company shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(k) of the Code do not permit such plan to be aggregated with the Plan.

   If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, then actual deferral percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy
   Section 401(k) of the Code only if they have the same plan year.

   The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year.

   Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in this Section is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest of such percentages. The determination of the amount of excess contributions hereunder shall be made after amounts contributed in excess of the limitation in effect under Section 402(g) of the Code have been distributed pursuant to this Article, if applicable.

   After determining the dollar amount of the excess contributions that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Salary Deferral Contributions allocated to their Accounts as follows:

   (a) The contributions made on behalf of the Highly Compensated Employee with the largest dollar amount of Salary Deferral Contributions allocated to his Account for the Plan Year shall be reduced to the greater of (i) the dollar amount of the excess or (ii) the dollar amount of such contributions made on behalf of the Highly Compensated Employee with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

   (b) If the excess has not been fully allocated after application of the provisions of paragraph (a), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (a) until the entire excess determined above has been allocated.

   7.5    DISTRIBUTION OF EXCESS SALARY DEFERRAL CONTRIBUTIONS

   Excess contributions allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

   If an amount of Salary Deferral Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Salary Deferral Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant as of the last day of the month in which the distribution of Salary Deferral Contributions pursuant to this Section occurs. Any such forfeited amounts shall be treated as a forfeiture under the Plan in accordance with the provisions of Article XIV as of the date distribution of Salary Deferral Contributions pursuant to this Section occurs.

   7.6    LIMITATION ON MATCHING CONTRIBUTIONS OF HIGHLY COMPENSATED
          EMPLOYEES

   Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions made with respect to a Plan Year on behalf of eligible participants who are Highly Compensated Employees may not result in an average contribution percentage for such eligible participants that exceeds the greater of:

   (a) a percentage that is equal to 125 percent of the average contribution percentage for all other eligible participants for the testing year; or

   (b) a percentage that is not more than 200 percent of the average contribution percentage for all other eligible participants for the testing year and that is not more than two percentage points higher than the average contribution percentage for all other eligible participants for the testing year.

   In determining the contribution percentage for any eligible participant who is a Highly Compensated Employee for the Plan Year, matching contributions, employee contributions, and elective contributions (to the extent that elective contributions are taken into account in computing contribution percentages) made to his accounts under any other plan of an Employer or a Related Company shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(m) of the Code do not permit such plan to be aggregated with the Plan.

   If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, the contribution percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year.

   The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the elective contributions taken into account in computing contribution percentages for any Plan Year.

   Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in this Section is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of contributions made on behalf of Highly Compensated Employees in order of their contribution percentages, beginning with the highest of such percentages. The determination of the amount of excess contributions shall be made after Matching Contributions attributable to Salary Deferral Contributions in excess of the limitation contained in Section 402(g) of the Code and excess Salary Deferral Contributions have been forfeited pursuant to this Article, if applicable.

   After determining the dollar amount of the excess contributions that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Matching and Salary Deferral Contributions (to the extent Salary Deferral Contributions are taken into account in determining contribution percentages) allocated to their Accounts as follows:

   (a) The contributions made on behalf of the Highly Compensated Employee with the largest dollar amount of Matching and Salary Deferral Contributions (to the extent such Salary Deferral Contributions are taken into account in determining contribution percentages) allocated to his Account for the Plan Year shall be reduced to the greater of (i) the dollar amount of the excess or (ii) the dollar amount of such contributions made on behalf of the Highly Compensated Employee with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

   (b) If the excess has not been fully allocated after application of the provisions of paragraph (a), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (a) until the entire excess determined above has been allocated.

   7.7    DISTRIBUTION OF EXCESS CONTRIBUTIONS

   Excess contributions allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided. If excess amounts are distributed hereunder more than 2-1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

   7.8    MULTIPLE USE LIMITATION

   Notwithstanding any other provision of the Plan to the contrary, the following multiple use limitation as required under Section 401(m) of the Code shall apply: the sum of the average actual deferral percentage for Eligible Employees who are Highly Compensated Employees and the average contribution percentage for eligible participants who are Highly Compensated Employees may not exceed the aggregate limit. In the event that, after satisfaction of Section 7.5 and Section 7.7, it is determined that contributions under the Plan fail to satisfy the multiple use limitation contained herein, the multiple use limitation shall be satisfied by further reducing the actual deferral percentages of Eligible Employees who are Highly Compensated Employees (beginning with the highest such percentage) to the extent necessary to eliminate the excess, with such further reductions to be treated as excess Salary Deferral Contributions and disposed of as provided in Section 7.5, or in an alternative manner, consistently applied, that may be permitted by regulations issued under Section 401(m) of the Code.

   7.9    DETERMINATION OF INCOME OR LOSS

   The income or loss attributable to excess contributions that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participant's Accounts.

   7.10   CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND
          FORFEITURES

   Notwithstanding any other provision of the Plan to the contrary, the annual addition with respect to a Participant for a limitation year shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Section 415(d) of the Code, with the first adjustment being made for limitation years beginning on or after January 1, 1996) or (ii) 25 percent of the Participant's compensation, as defined in
   Section 415(c)(3) of the Code and regulations issued thereunder, for the limitation year. If the annual addition to the Account of a Participant in any limitation year would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made on behalf of the Participant to the extent necessary in the following order:

          Salary Deferral Contributions made on the Participant's behalf for the limitation year that have not been matched, if any, shall be reduced.

          Salary Deferral Contributions made on the Participant behalf for the limitation year that have been matched and the Employer Matching Contributions attributable thereto, if any, shall be reduced pro rata.

          Employer Regular Contributions otherwise allocable to the Participant's Account for the limitation year shall be reduced.

   The amount of any reduction of Salary Deferral Contributions (plus any income attributable thereto) shall be returned to the Participant.
   The amount of any reduction of Employer Regular Contributions or Employer Matching Contributions shall be deemed a forfeiture for the limitation year. Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the limitation year and shall be applied against the Employer's contribution obligation for the next following limitation year (and succeeding limitation years, as necessary). If a suspense account is in existence at any time during a limitation year, all amounts in the suspense account must be allocated to Participants' Accounts (subject to the limitations contained herein) before any further Salary Deferral Contributions, Employer Matching Contributions or Employer Regular Contributions may be made to the Plan on behalf of Participants. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust. For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Section 415(c)(3) of the Code and regulations issued thereunder), a reasonable error in determining the amount of Salary Deferral Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other limited facts and circumstances that justify the availability of the provisions set forth above.

   7.11   COVERAGE UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN

   If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the annual addition for the limitation year would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in Section 7.10, such excess shall be reduced first by applying the procedures set forth in Section 7.10. If the limitation contained in Section 7.10 is still not satisfied, such excess shall be reduced by returning the employee contributions made by the Participant for the limitation year under all such other plans and the income attributable thereto to the extent necessary. If the limitation contained in Section 7.10 is still not satisfied after returning all of such employee contributions, then the portion of the employer contributions and of forfeitures for the limitation year under all such other plans that has been allocated to the Participant thereunder, but which exceeds the limitation set forth in Section 7.10 shall be reduced and disposed of as provided in such other plans; provided, however, that if the Participant is covered by a money purchase pension plan, the forfeiture shall be effected first under any other defined contribution plan that is not a money purchase pension plan and, if the limitation is still not satisfied, then under such money purchase pension plan.

   7.12   COVERAGE UNDER QUALIFIED DEFINED BENEFIT PLAN

   If a Participant in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or a Related Company, in no event shall the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) exceed 1.0 in any limitation year. If, before October 3, 1973, the Participant was an active participant in a qualified defined benefit plan maintained by an Employer or a Related Company and otherwise satisfies the requirements of Section 2004(d)(2) of ERISA, then for purposes of applying this Section, the defined benefit plan fraction shall not exceed 1.0. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all limitation years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and the defined contribution plan fraction computed under Section

   415(e)(1) of the Code, as revised by the Tax Reform Act of 1986, does not exceed 1.0 for such limitation year. In the event the special limitation contained in this Section is exceeded, the benefits otherwise payable to the Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation.

   7.13   SCOPE OF LIMITATIONS

   The limitations contained in Sections 7.10, 7.11, and 7.12 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Section 415(k) of the Code.


                                ARTICLE VIII
                          TRUST FUNDS AND ACCOUNTS


   8.1    GENERAL FUND

   The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

   8.2    INVESTMENT FUNDS

   The Sponsor shall determine the number and type of Investment Funds and select the investments for such Investment Funds. The Sponsor shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

   The Sponsor may determine to offer one or more Investment Funds that are invested in whole or in part in equity securities issued by an Employer or a Related Company that are publicly traded and are "qualifying employer securities" as defined in Section 407(d)(5) of ERISA.

   8.3    LOAN INVESTMENT FUND

   If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XI, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant's loan Investment Fund shall be invested in the note reflecting the loan that is executed by the Participant in accordance with the provisions of Article XI. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XI.

   8.4    INCOME ON TRUST

   Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

   8.5    ACCOUNTS

   As of the first date a contribution is made on behalf of an Employee, there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

   8.6    SUB-ACCOUNTS

   A Participant's Account shall be divided into individual Sub-Accounts reflecting the portion of the Participant's Account that is derived from Salary Deferral Contributions, Employee Contributions-Deductible, Employee Contributions-Non-Deductible, Rollover Contributions, Employer Matching Contributions or Employer Regular Contributions. Each Sub-Account shall reflect separately contributions allocated to each Trust Fund maintained hereunder and the earnings and losses attributable thereto. Such other Sub-Accounts may be established as are necessary or appropriate to reflect a Participant's interest in the Trust, including a Sub-Account reflecting the portion of the Participant's Account that is attributable to amounts transferred from the Rubbermaid Profit Sharing Plan or the GOTT Employee Stock Ownership Plan and salary deferral contributions transferred from the Rubbermaid Office Products Inc. 401(k) Savings and Investment Plan.

                                 ARTICLE IX
                   DEPOSIT AND INVESTMENT OF CONTRIBUTIONS


   9.1    FUTURE CONTRIBUTIONS INVESTMENT ELECTIONS

   Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which his future Salary Deferral Contributions, Rollover Contributions, Employer Matching Contributions and Employer Regular Contributions shall be invested. An Eligible Employee's investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he files a change of investment election with the Administrator, in such form as the Administrator shall prescribe. A Participant's change of investment election may be made effective as of the date or dates prescribed by the Administrator.

   9.2    DEPOSIT OF CONTRIBUTIONS

   All Salary Deferral Contributions, Rollover Contributions, Employer Matching Contributions and Employer Regular Contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election. Until such Participant shall make an effective election under this Section, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

   9.3    ELECTION TO TRANSFER BETWEEN FUNDS

   A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant's transfer election shall be in the form prescribed by the Administrator and shall specify a percentage, not to exceed 100 percent, of the amount eligible for transfer that is to be transferred. Subject to any restrictions pertaining to a particular Investment Fund, a Participant's transfer election may be made effective as of the date or dates prescribed by the Administrator.

   9.4    404(C) PLAN

   The Plan is intended to constitute a plan described in Section 404(c) of ERISA and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a

   Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.


                                  ARTICLE X
                       CREDITING AND VALUING ACCOUNTS


   10.1   CREDITING ACCOUNTS

   All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 10.2, as shall be determined by the Administrator.

   10.2   VALUING ACCOUNTS

   Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section
   10.3 as Plan valuation procedures, as determined by the Administrator.

   10.3   PLAN VALUATION PROCEDURES

   With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the "valuation period") in the following manner:

   (a) First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

   (b) Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

   (c) Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

   10.4   FINALITY OF DETERMINATIONS

   The Trustee shall have exclusive responsibility for determining the balance of each Account maintained hereunder. The Trustee's determinations thereof shall be conclusive upon all interested parties.

   10.5   NOTIFICATION

   Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the balances of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.


                                 ARTICLE XI
                                    LOANS


   11.1   APPLICATION FOR LOAN

   A Participant who is a party in interest may make application to the Administrator for a loan from his Account, other than his Employee Contributions-Non-Deductible Sub-Account; provided, however, that no loans shall be made to an Employee who makes a Rollover Contribution in accordance with Section 5.2, but who is not an Eligible Employee as provided in Article III. Loans shall be made to Participants in accordance with written rules prescribed by the Administrator which are hereby incorporated into and made a part of the Plan.

   As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant's vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. No loan in excess of 50 percent of the Participant's vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

   A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.

   If a portion of a Participant's Account is attributable to his prior account under the Rubbermaid Profit Sharing Plan that was merged into the Plan, the Participant's spouse must consent in writing to any loan hereunder. Any spousal consent given pursuant to this Section must acknowledge the effect of the loan and must be witnessed by a Plan representative or a notary public. Such spousal consent shall be binding with respect to the consenting spouse and any subsequent spouse with respect to the loan. A new spousal consent shall be required if the Participant's Account is used for security in any renegotiation, extension, renewal, or other revision of the loan.

   11.2   REDUCTION OF ACCOUNT UPON DISTRIBUTION

   Notwithstanding any other provision of the Plan, the amount of a Participant's Account that is distributable to the Participant or his Beneficiary under Article XIV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Account and less than 100 percent of the Participant's vested interest in his Account (determined without regard to the preceding sentence) is payable to a particular Beneficiary, then the balance of the Participant's vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to such Beneficiary.

   11.3   REQUIREMENTS TO PREVENT A TAXABLE DISTRIBUTION

   Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

   (a) The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

   (b) The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

          (i) $50,000, reduced by the aggregate amount of any plan loan payments made by the Participant to the Plan or any other plan maintained by an Employer or a Related Company during the 12-consecutive-month period preceding the date a loan is made hereunder; or

          (ii) 50 percent of the vested portions of the Participant's Account and his vested interest under all other plans maintained by an Employer or a Related Company.

   (c) The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant, in which case the maximum term shall be established by the Administrator in a uniform and nondiscriminatory manner.

   (d) Except as otherwise permitted under Treasury regulations, substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly.

   11.4   ADMINISTRATION OF LOAN INVESTMENT FUND

   Upon issuance of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

   11.5   DEFAULT

   If a Participant fails to make or cause to be made, any payment required under the terms of the loan within 90 days following the date on which such payment shall become due or there is an outstanding principal balance existing on a loan after the last scheduled repayment date, the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable and shall be treated as a "deemed distribution" in accordance with regulations issued under Section 72(p) of the Code. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

   11.6   LOANS GRANTED PRIOR TO AMENDMENT

   Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.


                                 ARTICLE XII
                         WITHDRAWALS WHILE EMPLOYED


   12.1   WITHDRAWALS OF EMPLOYEE CONTRIBUTIONS-NON-DEDUCTIBLE

   A Participant who is employed by an Employer or a Related Company may, at any time, elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his Employee Contributions-Non-Deductible Sub-Account, exclusive of any earnings credited to such Sub-Account.

   12.2 Withdrawals of Salary Deferrals Transferred from the Rubbermaid Office Products Inc. 401(k) Savings and Investment Plan

   A Participant who is employed by an Employer or a Related Company and who has attained age 59-1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from that portion of his Salary Deferral Contributions Sub-Account attributable to salary deferral contributions transferred to the Plan from the Rubbermaid Office Products Inc. 401(k) Savings and Investment Plan.

   12.3   LIMITATIONS ON WITHDRAWALS

   Withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

          A Participant must file a withdrawal application with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator shall prescribe.

          The minimum total withdrawal that a Participant may make shall be an amount equal to the lesser of $100.00 or 100 percent of the Participant's withdrawable interest in his Account.

          Withdrawals may be made effective as of the date or dates prescribed by the Administrator.

   12.4   ORDER OF WITHDRAWAL FROM A PARTICIPANT'S SUB-ACCOUNTS

   Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.


                                ARTICLE XIII
                       TREATMENT OF NON-VESTED AMOUNTS
                         FOLLOWING TERMINATION DATE


   13.1   NOTICE OF TERMINATION DATE

   Notice of a Participant's Termination Date shall be given by the Administrator to the Trustee.

   13.2   SEPARATE ACCOUNTING FOR NON-VESTED AMOUNTS

   If as of a Participant's Termination Date the Participant's vested interest in his Employer Regular Contributions Sub-Account is less than 100 percent, that portion of his Employer Regular Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section.

   13.3   DISPOSITION OF NON-VESTED AMOUNTS

   That portion of a Participant's Employer Regular Contributions Sub-Account that is not vested upon the occurrence of his Termination Date shall be forfeited and his Account closed as of the earlier of
   (i) the last day of the Plan Year in which the Participant's Termination Date occurs, or (ii) the date on which the Participant receives any distribution from his vested interest in his Account.

   Whenever the non-vested portion of a Participant's Employer Regular Contributions Sub-Account is forfeited under the provisions of the Plan with respect to a Plan Year, the amount of such forfeiture, as of the last day of the Plan Year, shall be applied against the Employer Regular Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer's Employer Regular Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall for all Plan purposes be applied against the Employer's Employer Regular Contribution obligations for the following Plan Year.

   13.4   RECREDITING OF FORFEITED AMOUNTS

   A former Participant who forfeited the non-vested portion of his Employer Regular Contributions Sub-Account in accordance with the provisions of this Article and who is re-employed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name, with adjustment for gains or losses experienced by the Investment Funds in which the Participant's Account was invested prior to the forfeiture during the period beginning on the date such amounts were forfeited and ending on the earlier of (i) the date such amounts are recredited or (ii) the date the Participant received, or is deemed to have received, a distribution from his vested interest in his Participant's Account, if:

   (a) he returns to employment with an Employer or a Related Company before he incurs five consecutive Breaks in Service commencing after the later of his Termination Date or the date he received distribution of his vested interest in his Account;

   (b) he resumes employment covered under the Plan before the earlier of (i) the end of the five-year period beginning on the date he is re-employed or (ii) the date he incurs five consecutive Breaks in Service commencing after the later of his Termination Date or the date he received distribution of his vested interest in his Account; and

   (c) if he received distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution before the earlier of (i) the end of the five-year period beginning on the date he is re-employed or (ii) the date he incurs five consecutive Breaks in Service commencing after the date he received distribution of his vested interest in his Account.

   Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer contribution, and shall finally be provided by his Employer by way of a separate Employer contribution.


                                 ARTICLE XIV
                                DISTRIBUTIONS


   14.1   DISTRIBUTIONS TO PARTICIPANTS

   A Participant whose Termination Date occurs shall receive distribution of his vested interest in his Account in the form provided under
   Article XV or Addendum A, as applicable, beginning as soon as reasonably practicable following his Termination Date or the date his application for distribution is filed with the Administrator, if later. In addition, a Participant who continues in employment with an Employer or a Related Company after his Normal Retirement Date may elect to receive distribution of all or any portion of his Account in the form provided under Article XV or Addendum A, as applicable, at any time following his Normal Retirement Date.

   14.2   DISTRIBUTIONS TO BENEFICIARIES

   If a Participant dies prior to the date distribution of his vested interest in his Account begins under this Article, his Beneficiary shall receive distribution of the Participant's vested interest in his Account in the form provided under Article XV or Addendum A, as applicable, beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant's entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant's death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:

   (a) If the Beneficiary is not the Participant's spouse, the end of the first calendar year beginning after the Participant's death; or

   (b)    If the Beneficiary is the Participant's spouse, the later of
          (i) the end of the first calendar year beginning after the Participant's death or (ii) the end of the calendar year in which the Participant would have attained age 70-1/2.

   If distribution is to be made to a Participant's spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Account beginning as soon as reasonably practicable following the Participant's date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution. Notwithstanding the provisions of this Section, distribution may also be made to a Participant's Beneficiary in accordance with a valid election made by the Participant pursuant to Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

   14.3   CASH OUTS AND PARTICIPANT CONSENT

   Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested interest in his Account does not exceed $5,000, distribution of such vested interest shall be made to the Participant in a single sum payment as soon as reasonably practicable following his Termination Date. If a Participant's vested interest in his Account is $0, he shall be deemed to have received distribution of such vested interest as of his Termination Date.

   If a Participant's vested interest in his Account exceeds $5,000, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant's written consent and, with respect to distribution of the portion of a Participant's Account that is subject to the qualified joint and survivor annuity rules described in Addendum A, the written consent of his spouse if distribution is to be made in a form other than a qualified joint and survivor annuity. If at the time of a distribution or deemed distribution to a Participant from his Account, the Participant's vested interest in his Account exceeded $5,000, then for purposes of this Section, the Participant's vested interest in his Account on any subsequent date shall be deemed to exceed $5,000.

   14.4   REQUIRED COMMENCEMENT OF DISTRIBUTION

   Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant's vested interest in his Account shall commence to the Participant no later than the earlier of:

   (a) unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant's Normal Retirement Date occurs, (ii) the 10th anniversary of the year in which he commenced participation in the Plan occurs, or
          (iii) his Termination Date occurs, whichever is latest; or

   (b)    his required beginning date.

   Distributions required to commence under this Section shall be made in the form provided under Article XV or Addendum A, as applicable, and in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirements. For purposes of this Section, a Participant's "required beginning date" means the April 1 of the calendar year following the calendar year in which occurs the later of the Participant's (i) attainment of age 70-1/2 or (ii) the Participant's Settlement Date; provided, however, that clause (ii) shall not apply to a Participant who is a five percent owner, as defined in Section 416(i) of the Code with respect to the Plan Year ending with or within the calendar year in which the Participants attains age 70-1/2. The required beginning date of a Participant who is a five percent owner hereunder shall not be redetermined if the Participant ceases to be a five percent owner with respect to any subsequent Plan Year.

   Notwithstanding the provisions of this Section, distribution may also be made to a Participant in accordance with a valid election made by the Participant pursuant to Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

   14.5   RE-EMPLOYMENT OF A PARTICIPANT

   If a Participant whose Termination Date has occurred is re-employed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Termination Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Termination Date has not occurred.

   14.6   RESTRICTIONS ON ALIENATION

   Except as provided in Section 401(a)(13)(B) of the Code (relating to qualified domestic relations orders), Sections 401(a)(13)(C) and (D) of the Code (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have the power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

   14.7   FACILITY OF PAYMENT

   If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

   14.8   INABILITY TO LOCATE PAYEE

   If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, that benefit may be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

   14.9   DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS

   Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, regardless of whether the Participant's Termination Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.


                                 ARTICLE XV
                               FORM OF PAYMENT


   15.1   APPLICABILITY

   The provisions of this Article apply to a Participant's Account, except that portion, if any, of the Participant's Account that is attributable to the Participant's account in the Rubbermaid Profit Sharing Plan that was merged into the Plan effective December 31, 1995. The provisions of Addendum A apply to that portion of a Participant's Account that is attributable to the Participant's account in the Rubbermaid Profit Sharing Plan.

   15.2   NORMAL FORM OF PAYMENT

   Unless the Participant, or his Beneficiary, if the Participant has died, elects the optional form of payment, distribution shall be made to the Participant, or his Beneficiary, as the case may be, in a single sum payment.

   Distribution of that portion, if any, of a Participant's Account that is attributable to amounts transferred to the Plan from the GOTT Corporation Employee Stock Ownership Plan under either the normal or optional forms of payment shall be made in cash or in the form of Employer stock, as elected by the Participant.

   15.3   OPTIONAL FORM OF PAYMENT

   A Participant may elect to receive distribution of all or a portion of his Account in a series of installments over a period not exceeding the life expectancy of the Participant. If a Participant has died, his Beneficiary may elect to receive distribution of all or a portion of his Account in a series of installments over a period not exceeding
   (i) the end of the fifth calendar year beginning after the

   Participant's death, if the Beneficiary is not the Participant's spouse or (ii) the life expectancy of the Beneficiary, if the Beneficiary is the Participant's spouse. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant's Account. The determination of life expectancies shall be made on the basis of the expected return multiples in Table V and VI of Section 1.72-9 of the Treasury regulations and shall be calculated once at the time installment payments begin.

   Notwithstanding the foregoing, a Participant may elect to receive distribution of his Account for periods prior to the April 1 following the close of the calendar year in which he attains age 70-1/2 in a series of installments or non-periodic payments made pursuant to any formula elected by the Participant, without regard to the life expectancies of the Participant and his Beneficiary.

   15.4   CHANGE OF OPTION ELECTION

   A Participant or Beneficiary who has elected the optional form of payment may revoke or change his election at any time by filing with the Administrator an election in the form prescribed by the Administrator.

   15.5   Direct Rollover

   Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a "qualified distributee" may elect, in accordance with rules prescribed by the Administrator, to have any portion or all of a distribution that is an "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee"; provided, however, that this provision shall not apply if the total distribution is less than $200 and that a "qualified distributee" may not elect this provision with respect to a portion of a distribution that is less than $500. Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover. For purposes of this Section, the following terms have the following meanings:

   (a) An "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Section 401(a) of the Code.

   (b) An "eligible rollover distribution" means any distribution of all or any portion of the balance of a Participant's Account; provided, however, that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the qualified distributee or the joint lives or joint life expectancies of the qualified distributee and the qualified distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that consists of the Participant's Employee Contributions.

   (c) A "qualified distributee" means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in
          Section 414(p) of the Code.

   15.6   NOTICE REGARDING FORMS OF PAYMENT

   Within the 60 day period ending 30 days before the date as of which distribution of a Participant's Account commences, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the forms of payment available under the Plan. Distribution of the Participant's Account may commence less than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider, for a period of at least 30 days following his receipt of the notice, his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his election of a form of payment and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

   15.7   RE-EMPLOYMENT

   If a Participant is re-employed by an Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Account, his prior election of a form of payment hereunder shall become ineffective.

   15.8   SECTION 242(b)(2) ELECTIONS

   Notwithstanding any other provisions of this Article, distribution on behalf of a Participant, including a five-percent owner, may be made pursuant to an election under Section 242(b)(2) of the Tax Equity and

   Fiscal Responsibility Act of 1982 and in accordance with all of the following requirements:

   (a) The distribution is one which would not have disqualified the Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

   (b) The distribution is in accordance with a method of distribution elected by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

   (c) Such election was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

   (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

   (e) The method of distribution elected by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distribution will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

   A distribution upon death shall not be made under this Section unless the information in the election contains the required information described above with respect to the distributions to be made upon the death of the Participant. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if this method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (a) and (e) of this Section. If an election is revoked, any subsequent distribution will be in accordance with the other provisions of the Plan. Any changes in the election will be considered to be a revocation of the election. However, the mere substitution or addition of another Beneficiary (one not designated as a Beneficiary in the election), under the election will not be considered to be a revocation of the election, so long as such substitution or addition does not alter the period over which distributions are to be made under the election directly, or indirectly (for example, by altering the relevant measuring life).

                                 ARTICLE XVI
                                BENEFICIARIES


   16.1   APPLICABILITY

   The provisions of this Article apply to a Participant's Account, except that portion, if any, of the Participant's Account that is attributable to the Participant's account in the Rubbermaid Profit Sharing Plan that was merged into the Plan effective December 31, 1995. The provisions of Addendum A apply to that portion of a Participant's Account that is attributable to the Participant's account in the Rubbermaid Profit Sharing Plan.

   16.2   DESIGNATION OF BENEFICIARY

   A married Participant's Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse's written consent; provided, however, that such written spousal consent shall not be required if the Participant is not married to such spouse on the date as of which distribution of the Participant's Account commences. A Participant may designate a Beneficiary on the form prescribed by the Administrator. If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant's surviving children or, if none, the Participant's surviving parents or, if none, the Participant's surviving brothers and sisters or, if none, the Participant's executors and administrators. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

   16.3   SPOUSAL CONSENT REQUIREMENTS

   Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a Plan representative or a notary public. In addition, the spouse's written consent must either (i) specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the spouse's further consent. A Participant's spouse will be deemed to have given written consent to the Participant's designation of

   Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be valid only with respect to the spouse who signs the consent.


                                ARTICLE XVII
                               ADMINISTRATION


   17.1   AUTHORITY OF THE SPONSOR

   The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a "named fiduciary" as that term is defined in Section 402(a)(2) of ERISA. The Sponsor may:

   (a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among named fiduciaries; and

   (b) designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

   except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

   17.2   ACTION OF THE SPONSOR

   Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with
   Section 17.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in



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

   writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor as under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors of the Sponsor or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

   17.3   CLAIMS REVIEW PROCEDURE

   Whenever a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant") is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary.

   The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

   (a) the date on which the Claimant's request was filed with the Sponsor; provided, however, that the date on which the Claimant's request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

   (b) the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

   (c) a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

   (d) any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

   Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall render its written decision on review to the Claimant. The Sponsor's decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor's decision was based.

   17.4   QUALIFIED DOMESTIC RELATIONS ORDERS

   The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

   17.5   INDEMNIFICATION

   In addition to whatever rights of indemnification the members of the board of directors of the Sponsor or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 17.2, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons' gross negligence or willful misconduct.

   17.6   ACTIONS BINDING

   Subject to the provisions of Section 17.3, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all




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

   persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.


                                ARTICLE XVIII
                          AMENDMENT AND TERMINATION


   18.1   AMENDMENT

   Subject to the provisions of Section 18.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such Benefit Plans Committee as is authorized by the Sponsor's board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

   18.2   LIMITATION ON AMENDMENT

   The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.

   18.3   TERMINATION

   The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the "termination date"). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and
   Beneficiaries:

   (a) As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article X, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article X. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.



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

   (b) All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XIV as if the termination date were his Termination Date; provided, however, that notwithstanding the provisions of Article XIV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

   (c) Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Salary Deferral Contributions Sub-Account prior to his separation from service (other than a distribution required in accordance with Section 401(a)(9) of the Code) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, or a simplified employee pension as defined in Section 408(k) of the
          Code) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof.

   Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Regular Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Regular Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

   18.4   REORGANIZATION

   The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant prior to his separation from service (other than a distribution required in accordance with Section 401(a)(9) of the Code), except that a distribution shall be permitted to be made in such a case, subject to the Participant's consent (to the extent required by law), if (i) the distribution would constitute a "lump sum distribution" as defined in section 402(e)(4) of the Code, without regard to clauses (i), (ii),
   (iii), or (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

   18.5   WITHDRAWAL OF AN EMPLOYER

   An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 18.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 18.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

                                 ARTICLE XIX
                         ADOPTION BY OTHER ENTITIES


   19.1   ADOPTION BY RELATED COMPANIES

   A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan with respect to the entire Related Company or any plant, division, or other business operation of the Related Company and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption and the plant, division, or other business operation for which coverage is adopted, if appropriate and, with the consent of the Sponsor, any overriding provisions as described in Section 19.3.

   19.2   EXTENSION OF COVERAGE

   An Employer may, with the consent of the Sponsor, extend Plan coverage to any plant, division, or other business operation that is not already covered under the Plan by causing an appropriate written instrument evidencing such extension to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the extension and the plant, division, or other business operation to which coverage is extended, and, with the consent of the Sponsor, any overriding provisions as described in Section 19.3.

   19.3   EFFECTIVE PLAN PROVISIONS

   An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan; provided, however, that the Sponsor may add a schedule to the Plan setting forth special overriding provisions applicable to the adoption of the Plan by such Employer, or to the extension of coverage under the Plan to a plant, division, or other business operation of such Employer, for separate eligibility, contribution, life insurance, loan, in-service withdrawal, distribution, and form of payment requirements with respect to Employees of such Employer or to Employees at the plant, division, or other business operation of such Employer to which coverage under the Plan has been extended. Any such schedule shall for all purposes constitute a part of the Plan.

                                 ARTICLE XX
                          MISCELLANEOUS PROVISIONS


   20.1   NO COMMITMENT AS TO EMPLOYMENT

   Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

   20.2   BENEFITS

   Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

   20.3   NO GUARANTEES

   The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

   20.4   EXPENSES

   The expenses of administration of the Plan, including the expenses of the Administrator and the fees of the Trustee, shall be paid from the Trust. The manner in which such expenses and fees will be charged against the Trust shall be determined by the Administrator.

   20.5   PRECEDENT

   Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

   20.6   DUTY TO FURNISH INFORMATION

   The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

   20.7   WITHHOLDING

   The Trustee shall withhold any tax which by any present or future law is required to be withheld, and which the Administrator notifies the Trustee in writing is to be so withheld, from any payment to any Participant or Beneficiary hereunder.

   20.8   MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS

   The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

   20.9   BACK PAY AWARDS

   The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Salary Deferral Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Salary Deferral Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Salary Deferral Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV, shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Regular Contributions under the provisions of
   Article VI for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Regular Contribution equal to the amount of the Employer Regular Contribution which would have been allocated to such Participant under the provisions of Article VI as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Account of such Participant. Any additional contributions made by an Employer pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of Articles IV, VI, and VII.




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

   20.10  MILITARY LEAVE

   Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

   20.11  CONDITION ON EMPLOYER REGULAR CONTRIBUTIONS

   Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the Trust under Section 501(a) of the Code, and the deductibility of the contribution under
   Section 404 of the Code. Except as otherwise provided in this Section and Section 20.11, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

   20.12  RETURN OF CONTRIBUTIONS TO AN EMPLOYER

   Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

   (a)    is made under a mistake of fact, or

   (b)    is disallowed as a deduction under Section 404 of the Code,

   such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable.

   20.13  VALIDITY OF PLAN

   The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the State of Ohio, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

   20.14  TRUST AGREEMENT

   The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

   20.15  PARTIES BOUND

   The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

   20.16  APPLICATION OF CERTAIN PLAN PROVISIONS

   A Participant's Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in
   Article IX. For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan.

   20.17  LEASED EMPLOYEES

   Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and (16), and 408(k), 410, 411, 415,
   and 416 of the Code; provided, however, that no leased employee shall accrue a benefit hereunder based on service as a leased employee except as otherwise specifically provided in the Plan. A "leased employee" means any person who performs services for an Employer or a Related Company (the "recipient") (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under the primary direction or control of the recipient. An "excludable leased employee" means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

   20.18  TRANSFERRED FUNDS

   If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.


                                 ARTICLE XXI
                            TOP-HEAVY PROVISIONS


   21.1   DEFINITIONS

   For purposes of this Article, the following terms shall have the following meanings:

   (a) The "compensation" of an employee means compensation as defined in Section 415 of the Code and regulations issued thereunder. In no event, however, shall the compensation of a Participant taken into account under the Plan for any Plan Year exceed $160,000 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code). If the compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

   (b) The "determination date" with respect to any Plan Year means the last day of the preceding Plan Year, except that the determination date with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

   (c) A "key employee" means any Employee or former Employee who is a key employee pursuant to the provisions of Section 416(i)(1) of the Code and any Beneficiary of such Employee or former
          Employee.

   (d) A "non-key employee" means any Employee who is not a key employee.

   (e) A "permissive aggregation group" means those plans included in each Employer's required aggregation group together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

   (f) A "required aggregation group" means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a key employee participates and each other plan that enables a plan in which a key employee participates to meet the requirements of Section 401(a)(4) or
          Section 410 of the Code, including any plan that terminated within the five-year period ending on the relevant determination date.

   (g) A "super top-heavy group" with respect to a particular Plan Year means a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph (i) of this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition.

   (h) A "super top-heavy plan" with respect to a particular Plan Year means a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in paragraph (j) of this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition. A plan is also a "super top-heavy plan" if it is part of a super top-heavy group.

   (i) A "top-heavy group" with respect to a particular Plan Year means a required or permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

   (j)    A "top-heavy plan" with respect to a particular Plan Year means
          (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the determination date, (ii), in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) to key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code and including the present value of any part of any accrued benefits distributed in the five-year period ending on the determination date, and (iii) any plan (including any simplified employee pension plan) included in a required aggregation group that is a top-heavy group. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the five-year period ending on the determination date shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a required or permissive aggregation group. A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group that is not a top-heavy group, such plan shall not be a top-heavy plan.

   (k) The "valuation date" with respect to any determination date means the most recent Valuation Date occurring within the 12-month period ending on the determination date.

   21.2   APPLICABILITY

   Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a top-heavy plan as hereinafter defined. If the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined no longer to be a top-heavy plan, the vesting provisions of Article VI shall again become applicable as of such subsequent determination date; provided, however, that if the prior vesting provisions do again become applicable, any Employee with three or more years of Vesting Service may elect in accordance with the provisions of Article VI, to continue to have his vested interest in his Employer Regular Contributions Sub-Account determined in accordance with the vesting schedule specified in Section 21.5.

   21.3   MINIMUM EMPLOYER REGULAR CONTRIBUTION

   If the Plan is determined to be a top-heavy plan, the Employer Regular Contributions allocated to the Account of each non-key employee who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his compensation or (ii) the largest percentage of compensation that is allocated as an Employer Regular Contribution and/or Salary Deferral Contribution for such Plan Year to the Account of any key employee; except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer Regular Contributions to each such non-key employee shall be three percent of the compensation of such non-key employee. Any minimum allocation to a non-key employee required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of compensation, or whether he declined to make elective or mandatory contributions. Notwithstanding the minimum top-heavy allocation requirements of this Section, if the Plan is a top-heavy plan, each non-key employee who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of a top-heavy Plan Year and who is also covered under a top-heavy defined benefit plan maintained by an Employer or a Related Company will receive the top-heavy benefits provided under the defined benefit plan in lieu of the minimum top-heavy allocation under the Plan.

   21.4   ADJUSTMENTS TO SECTION 415 LIMITATIONS

   If the Plan is determined to be a top-heavy plan and an Employer maintains a defined benefit plan covering some or all of the Employees that are covered by the Plan, the defined benefit plan fraction and the defined contribution plan fraction, described in Article VII, shall be determined as provided in Section 415 of the Code by substituting "1.0" for "1.25" each place where "1.25" appears, except that such substitutions shall not be applied to the Plan if (i) the Plan is not a super top-heavy plan, (ii) the Employer Regular Contribution for such top-heavy Plan Year for each non-key employee who is to receive a minimum top-heavy benefit hereunder is not less than four percent of such non-key employee's compensation, and (iii) the minimum annual retirement benefit accrued by a non-key employee who participates under one or more defined benefit plans of an Employer or a Related Company for such top-heavy Plan Year is not less than the lesser of three percent times years of service with an Employer or a Related Company or thirty percent.

   21.5   ACCELERATED VESTING

   If the Plan is determined to be a top-heavy plan, a Participant's vested interest in his Employer Regular Contributions Sub-Account shall be determined no less rapidly than in accordance with the following vesting schedule:

        Years of Vesting Service           Vested Interest
        ------------------------           ---------------

           less than 2                            0%
           2 but less than 3                     20%
           3 but less than 4                     40%
           4 but less than 5                     60%
           5 but less than 6                     80%
           6 or more                            100%


                                ARTICLE XXII
                               EFFECTIVE DATE


   22.1   EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT

   Unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of the (i) Uniform Services Employment and Reemployment Rights Act ("USERRA"), (ii) Retirement Protection Act of 1994 ("GATT"), (iii) Small Business Job Protection Act of 1996
   ( SBJPA"), and (iv) Tax Reform Act of 1997 ("TRA '97"), the first day of the first period (which may or may not be the first day of a Plan
   Year) with respect to which such change became required or was permitted because of such provision, including, but not limited to, the following:

   (a) The provisions of Section 20.10 of the Plan which satisfy the provisions of USERRA are effective December 12, 1994.

   (b) Changes in the definition of "leased employee" in Section 20.16 of the Plan to satisfy the provisions of SBJPA are effective January 1, 1997.

   (c) The provisions of Section 7.10 of the Plan which satisfy the provisions of GATT are effective January 1, 1995.

   (d) The following changes made to satisfy the provisions of SBJPA are effective for Plan Years beginning on or after January 1, 1997:

          (1) The removal of provisions for family aggregation in the definition of "Compensation" in Section 1.1 of the Plan, "test compensation" in Section 7.1 of the Plan and "compensation" in Section 21.1 of the Plan.

          (2)    The definition of "Highly Compensated Employee" in
                 Section 1.1.

          (3) The addition in Section 7.1 of the Plan of a defined term "testing year" and changes to the 401(k) discrimination test in Sections 7.4 and 7.5 of the Plan.

   (e) Changes made under Section 14.6 of the Plan relating to restrictions on alienation to satisfy the provisions of TRA '97 are effective August 5, 1997.

   (f) Changes made under Section 14.4 of the Plan relating to minimum required distributions to satisfy the provisions of SBJPA are effective January 1, 1997.

   (g) The change in the involuntary cash-out limitation from $3,500 to $5,000 as permitted under TRA '97 is effective January 1, 1998.

   Each other change made under this amendment and restated is effective January 1, 1998, unless otherwise specifically provided by the terms of the Plan.


                             *         *       *

          EXECUTED AT Wooster, Ohio, this 4th day of December, 1998.


                               RUBBERMAID INCORPORATED


                               By: William R. Connor
                                   -------------------------------
                                   Title: Vice President of
                                            Compensation and
                                            Benefits

                                 SCHEDULE I
                                 ----------
                                                                                                      Date of
                                                Date of                  Special                    100% Vesting
     Employer and Location                      Adoption                 Provisions                Under the Plan*
     ---------------------                      --------                 ----------                --------------
     1.       Rubbermaid Commercial             1/1/72                   No
              Products LLC
              Winchester, Virginia

     2.       Rubbermaid Incorporated           9/30/44                  No
              Wooster, Ohio

     3.       Rubbermaid Texas Limited
              Greenville, Texas                 1/1/95                   No
              (formerly Rubbermaid
              Incorporated,
              Greenville, Texas)
              Cleburne, Texas                   1/1/95                   Yes(1)
              (formerly Rubbermaid
              Incorporated,
              Cleburne, Texas)

     4.       Rubbermaid Sales Corp.            1/1/95                   Yes(2)
              Wooster, Ohio
              Winchester, Virginia
              Hudson, Ohio
              Corning, New York
              Jeffersonville, Ohio
              Woodbridge, Virginia
              Kenosha, Wisconsin

     5.       Rubbermaid Commercial             1/1/88                   No
              Products LLC (formerly
              Rubbermaid Commercial -
              Cleveland Inc.)
              Cleveland, Tennessee

     6.       Rubbermaid Health Care              1/1/76                 No                             3/21/97
              Products Inc. (formerly
              Rubbermaid-Statesville,
              Inc. and Carex Inc.)
              Statesville, North Carolina

     7.       Rubbermaid-Cortland Inc.           3/12/85                 No                              2/1/98
              Cortland, New York





                                                                                                      Date of
                                                Date of                  Special                    100% Vesting
     Employer and Location                      Adoption                 Provisions                Under the Plan*
     ---------------------                      --------                 ----------                --------------

     8.       Rubbermaid Specialty                1/1/86                 No
              Products Inc.
              Centerville, Iowa
              (formerly Rubbermaid
              Centerville Inc.)
              Winfield, Kansas
              (formerly Rubbermaid
              Winfield Inc.)

     9.       Rubbermaid Office
              Products Inc.
              Maryville, Tennessee                1/1/89                 Yes(3)                         6/13/97
              Carson, California                  1/1/93                 No

     10.      Rubbermaid Incorporated             1/1/88                 No
              Goodyear, Arizona

     11.      The Little Tikes Company            1/1/88                 No
              Hudson, Ohio
              Sebring, Ohio
              City of Industry, California

     12.      The Little Tikes Company            1/1/88                 No                              3/1/97
              (Missouri)
              Aurora, Missouri

     13.      The Little Tikes Company           12/8/94                 No
              (Pennsylvania)
              Shippensburg, Pennsylvania

     14.      The Little Tikes Company           4/21/95                 No
              (South Carolina)
              Columbia, South Carolina

     15.      Rubbermaid Cleaning                 1/1/96                 No
              Products Inc.
              (formerly Empire Brushes,
              Inc.)
              Greenville, North Carolina




                                                                                                       Date of
                                                Date of                  Special                    100% Vesting
     Employer and Location                      Adoption                 Provisions                Under the Plan*
     ---------------------                      --------                 ----------                --------------

     16.      Little Tikes Commercial Play        4/1/98                 Yes(4)
              Systems Inc.
              Farmington, Missouri

     17.      Graco Children's Products Inc.,    8/17/98                 Yes(5)
              Century Products Division
              Macedonia, Ohio
              Massillon, Ohio


   ______________________

   * Participants employed at the specified location as of the date entered in this column became 100% vested in their Account under the Plan as of such date.


                             Special Provisions


        (1) Participants at the Cleburne, Texas facility of Rubbermaid Incorporated are 100% vested in their accounts under the prior Rubbermaid Commercial Products Inc. Associates Profit Sharing Retirement Plan as of July 1, 1992.

        (2) Participants employed by Rubbermaid Sales Corporation are NOT eligible to receive any Employer Regular Contributions under Article VI.

        (3) The Participant Accounts of those Participants employed at the Maryville, Tennessee facility of Rubbermaid Office Products Inc. as of June 13, 1997 were transferred to the Newell Operating Company Savings Plan on October 1, 1997, in accordance with Section 20.8 of the Plan.

              (4) Each Employee who was employed by Little Tikes Commercial Play Systems Inc. on January 1, 1998 shall become an
             Eligible Employee as of April 1, 1998. Notwithstanding any other provision of the Plan to the contrary, Compensation from January 1, 1998 through December 31, 1998 shall be taken into account in determining the amount and allocation of Employer Regular Contributions made on behalf of such Eligible Employees.

        (5) Each Employee who was employed by Century Products Company on January 1, 1998 shall become an Eligible Employee as of August 17, 1998. Notwithstanding the foregoing, Participants employed by the Century Products Division are NOT eligible to receive any Employer Regular Contributions under Article VI.

                                 ADDENDUM A

   The provisions of Articles XV and XVI as set forth in this Addendum A shall apply to that portion, if any, of a Participant's Account that is attributable to his account under the Rubbermaid Profit Sharing Plan that was merged into the Plan effective April 1, 1995.


                                 ARTICLE XV
                               FORM OF PAYMENT


   15.1 DEFINITIONS

   For purposes of this Article, the following terms have the following meanings:

   (a) A Participant's "annuity starting date" means the first day of the first period for which an amount is paid as an annuity or any other form.

   (b) The "automatic annuity form" means the form of annuity that will be purchased on a Participant's behalf unless the Participant elects another form of annuity.

   (c) A "qualified election" means an election that is made during the qualified election period. A qualified election of a form of payment other than a qualified joint and survivor annuity or designating a Beneficiary other than the Participant's spouse to receive amounts otherwise payable as a qualified preretirement survivor annuity must include the written consent of the Participant's spouse, if any. A Participant's spouse will be deemed to have given written consent to the Participant's election if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. The spouse's written consent must acknowledge the effect of the Participant's election and must be witnessed by a Plan representative or a notary public. In addition, the spouse's written consent must either (i) specify the form of payment selected instead of a joint and survivor annuity, if applicable, and that such form may not be changed (except to a qualified joint and survivor annuity) without written spousal consent and specify any non-spouse Beneficiary designated by the Participant, if applicable, and that such Beneficiary may not be changed without written spousal consent or
        (ii) acknowledge that the spouse has the right to limit consent as provided in clause (i), but permit the Participant to change the form of payment selected or the designated Beneficiary without the spouse's further consent. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be irrevocable and shall be effective only with respect to such spouse and not with respect to any subsequent spouse.

   (d) The "qualified election period" with respect to the automatic annuity form means the 90 day period ending on a Participant's annuity starting date. The "qualified election period" with respect to a qualified preretirement survivor annuity means the period beginning on the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Companies.

   (e) A "qualified joint and survivor annuity" means an immediate annuity payable at earliest retirement age under the Plan, as defined in regulations issued under Section 401(a)(11) of the Code, for the life of a Participant with a survivor annuity payable for the life of the Participant's spouse that is equal to at least 50 percent of the amount of the annuity payable during the joint lives of the Participant and his spouse, provided that the survivor annuity shall not be payable to a Participant's spouse if such spouse is not the same spouse to whom the Participant was married on his annuity starting date.

   (f) A "qualified preretirement survivor annuity" means an annuity payable to the surviving spouse of a Participant in accordance with the provisions of Section 15.6.

   (g) A "single life annuity" means an annuity payable for the life of the Participant.

   15.2 NORMAL FORM OF PAYMENT

   Unless a Participant elects an optional form of payment, distribution shall be made to the Participant through the purchase of a single premium, nontransferable annuity contract for such term and in such form as the Participant shall select, subject to the provisions of
   Section 15.5. The terms of any annuity contract purchased hereunder and distributed to a Participant shall comply with the requirements of the Plan.

   Unless distribution is made to a Participant's spouse in the form of a qualified preretirement survivor annuity, if a Participant dies prior to his annuity starting date, distribution shall be made to the Participant's Beneficiary in one of the optional forms of payment, as elected by the Participant or his Beneficiary if the Participant dies without having made an election hereunder.

   15.3 OPTIONAL FORMS OF PAYMENT

   Subject to the provisions of Section 15.5, a Participant, or his Beneficiary, as the case may be, may elect to receive distribution of all or a portion of his Account in one or a combination of the following optional forms of payment:

   (a)  Single Sum Payment.

   (b) Installment Payments - Distribution shall be made in a series of installments over a period not exceeding the life expectancy of the Participant, or a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary. If a Participant has died, his Beneficiary may elect to receive distribution of all or a portion of his Account in a series of installments over a period not exceeding (i) the end of the fifth calendar year beginning after the Participant's death, if the Beneficiary is not the Participant's spouse or (ii) the life expectancy of the Beneficiary, if the Beneficiary is the Participant's spouse. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant's Account, unless the Participant or Beneficiary elects a more rapid distribution schedule. The determination of life expectancies shall be made on the basis of the expected return multiples in Tables V and VI of Section 1.72-9 of the Treasury regulations and shall be calculated either once at the time installment payments begin or annually for the Participant and/or his Beneficiary, if his Beneficiary is his spouse, as determined by the Participant at the time installment payments begin.

        Notwithstanding the foregoing, a Participant may elect to receive distribution of his Account for periods prior to the April 1 following the close of the calendar year in which he attains age 70-1/2 in a series of installments or non-periodic payments made pursuant to any formula elected by the Participant, without regard to the life expectancies of the Participant and his Beneficiary.

   15.4 CHANGE OF ELECTION

   Subject to the provisions of Section 15.5, a Participant or Beneficiary who has elected an optional form of payment or elected an annuity form of payment may revoke or change his election at any time prior to his annuity starting date by filing with the Administrator an election in the form prescribed by the Administrator.

   15.5 FORM OF ANNUITY REQUIREMENTS

   Distribution shall be made to a Participant through the purchase of an annuity contract that provides for payment in one of the following automatic annuity forms, unless the Participant elects a different type of annuity or elects an optional form of payment.

   (a) The automatic annuity form for a Participant who is married on his annuity starting date is the 50 percent qualified joint and survivor annuity.

   (b) The automatic annuity form for a Participant who is not married on his annuity starting date is the single life annuity.

   A Participant's election of an annuity other than the automatic annuity form or of the optional form of payment shall not be effective unless it is a qualified election; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a qualified joint and survivor annuity. A Participant who has elected an optional form of payment can change his election only pursuant to a qualified election.

   15.6 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS

   If a married Participant dies before his annuity starting date, his spouse shall receive distribution of the value of the Participant's vested interest in his Account through the purchase of an annuity contract that provides for payment over the life of the Participant's spouse. A Participant's spouse may elect to receive distribution under any one of the other forms of payment available under this
   Article instead of in the qualified preretirement survivor annuity form. A Participant can only designate a non-spouse Beneficiary to receive distribution of his Account pursuant to a qualified election.

   15.7 DIRECT ROLLOVER

   Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a "qualified distributee" may elect, in accordance with rules prescribed by the Administrator, to have any portion or all of a distribution that is an "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee"; provided, however, that this provision shall not apply if the total distribution is less than $200 and that a "qualified distributee" may not elect this provision with respect to a portion of a distribution that is less than $500. Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover and shall be made only after all applicable consent requirements are satisfied. For purposes of this Section, the following terms have the following meanings:

   (a) An "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Section 401(a) of the Code.

   (b) An "eligible rollover distribution" means any distribution of all or any portion of the balance of a Participant's Account; provided, however, that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the qualified distributee or the joint lives or joint life expectancies of the qualified distributee and the qualified distributee's designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

   (c) A "qualified distributee" means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

   15.8 NOTICE REGARDING FORMS OF PAYMENT

   The Administrator shall provide each Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and (i) the terms and conditions of the automatic annuity form and the other forms of payment available under the Plan, (ii) the Participant's right to choose a form of payment other than the automatic annuity form or to revoke such choice, and (iii) the rights of the Participant's spouse. The Administrator shall provide such explanation within the 60 day period ending 30 days before the Participant's annuity starting date. Notwithstanding the foregoing, distribution of the Participant's Account may commence less than 30 days after such explanation is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider, for a period of at least 30 days following his receipt of the explanation, his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his election of a form of payment, (ii) the Participant, after receiving the explanation, affirmatively elects an early distribution with his spouse's written consent, if necessary,
   (iii) the Participant's annuity starting date is a date after the date the explanation is provided to him, (iv) the Participant may revoke his election at any time prior to the later of his annuity starting date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him, and (v) distribution does not commence to the Participant before such revocation period ends.

   In addition, the Administrator shall provide such a Participant with a written explanation of (i) the terms and conditions of the qualified preretirement survivor annuity, (ii) the Participant's right to designate a non-spouse Beneficiary to receive distribution of his Account or to revoke such designation, and (iii) the rights of the Participant's spouse. The Administrator shall provide such explanation within one of the following periods, whichever ends last:

   (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35; or

   (b) the period beginning 12 calendar months before the date an individual becomes a Participant and ending 12 calendar months after such date;

   provided, however, that in the case of a Participant who separates from service prior to attaining age 35, the explanation shall be provided to such Participant within the period beginning 12 calendar months before the Participant's separation from service and ending 12 calendar months after his separation from service.

   15.9 RE-EMPLOYMENT

   If a Participant is re-employed by an Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Account, his prior election of a form of payment hereunder shall become ineffective.

   15.10 SECTION 242(B)(2) ELECTIONS

   Notwithstanding any other provisions of this Article and subject to the requirements of Sections 15.5 and 15.6, distribution on behalf of a Participant, including a five-percent owner, may be made pursuant to an election under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and in accordance with all of the following requirements:

   (a) The distribution is one which would not have disqualified the Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

   (b) The distribution is in accordance with a method of distribution elected by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

   (c) Such election was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

   (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

   (e) The method of distribution elected by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distribution will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

   A distribution upon death shall not be made under this Section unless the information in the election contains the required information described above with respect to the distributions to be made upon the death of the Participant. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if this method of distribution was specified in writing and the distribution satisfies the requirements in paragraphs (a) and (e) of this Section. If an election is revoked, any subsequent distribution will be in accordance with the other provisions of the Plan. Any changes in the election will be considered to be a revocation of the election. However, the mere substitution or addition of another Beneficiary (one not designated as a Beneficiary in the election), under the election will not be considered to be a revocation of the election, so long as such substitution or addition does not alter the period over which distributions are to be made under the election directly, or indirectly (for example, by altering the relevant measuring life).


                                 ARTICLE XVI
                                BENEFICIARIES


   16.1 DESIGNATION OF BENEFICIARY

   A married Participant's Beneficiary shall be his spouse. A married Participant may designate a non-spouse Beneficiary, but only pursuant to a qualified election as provided in Article XV.

   A Participant may designate a Beneficiary on the form prescribed by the Administrator. If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant's surviving children or, if none, the Participant's surviving parents or, if none, the Participant's surviving brothers and sisters or, if none, the Participant's executors and administrators. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.